UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kindred Healthcare, Inc. (the “Company”) entered into indemnification agreements, each dated as of June 23, 2016, with Mr. Benjamin A. Breier, President and Chief Executive Officer, Mr. Kent H. Wallace, Executive Vice President and Chief Operating Officer, Mr. Stephen D. Farber, Executive Vice President and Chief Financial Officer, and Mr. David A. Causby, Executive Vice President and President, Kindred at Home.

The indemnification agreements entered into between the Company and Messrs. Breier, Wallace, Farber, and Causby are the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to the Company’s Form 10-K for the year ended December 31, 2015 (Comm. File No. 001-14057). The indemnification agreements provide indemnity, including the advancement of expenses, against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: June 24, 2016	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
General Counsel and Corporate Secretary